The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










June 12, 2007



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing two
hundred (200) Ordinary
Shares of China Credit
Holdings Limited
 (Form F6 File No. 33311282)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Xpress Group Limited of two hundred
(200) ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for China
Credit Holdings Limited.

The Prospectus has been revised to reflect the new name from China Credit Holdings
Limited to Xpress Group Limited.

EFFECTIVE JUNE 13, 2007, THE
COMPANYS NAME CHANGED FROM
CHINA CREDIT HOLDINGS LIMITED
TO XPRESS GROUP LIMITED.

Please contact me with any questions or
comments at 212 8152476

Joanne Wang
Assistant Treasurer
The Bank of New York  ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)